SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 18, 2004

(Date of Report)

AT&T WIRELESS SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16567	91-1379052

(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

7277-164th Ave. NE, Building 1, Redmond, Washington 98052

(Address of Principal Executive Offices, including Zip Code)

(425) 580-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On February 17, 2004, AT&T Wireless Services, Inc. announced that it had entered into an Agreement and Plan of Merger, dated as of February 17, 2004 (the “Merger Agreement”), pursuant to which Cingular Wireless LLC has agreed to acquire AT&T Wireless Services, Inc. for aggregate consideration of approximately $41 billion in cash. The closing of the acquisition is subject to the affirmative vote of the AT&T Wireless Services, Inc. shareholders, regulatory approvals, and other customary closing conditions. The “Material Adverse Amount” referred to in Section 6.5(b) of the Merger Agreement is $8.25 billion. The Merger Agreement and the press release dated February 17, 2004 announcing the proposed merger are filed as exhibits to this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1

Agreement and Plan of Merger, dated as of February 17, 2004, by and among AT&T Wireless, Inc., Cingular Wireless Corporation, Cingular Wireless LLC, Links I Corporation and, solely with respect to Sections 5.3, 6.1(b), 6.5(b) and Article IX of the Agreement, SBC Communications Inc. and BellSouth Corporation.

Exhibit 99.2

Press Release dated February 17, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T WIRELESS SERVICES, INC.

Dated February 18, 2004	By /s/ Benjamin F. Stephens
Benjamin F. Stephens
Assistant Secretary